EX-99.B(j)invconsnt

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-64172 on Form N-1A of our report dated February 13, 2008, relating to the financial statements and financial highlights of Waddell & Reed InvestEd Portfolios, Inc., including Growth Portfolio, Balanced Portfolio and Conservative Portfolio, appearing in the Annual Report on Form N-CSR of Waddell & Reed InvestEd Portfolios, Inc. for the year ended December 31, 2007 and our report dated November 13, 2007, relating to the financial statements and financial highlights of Waddell & Reed Advisors Cash Management, Inc. appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Cash Management, Inc. for the year ended September 30, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Custodial and Auditing Services" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
April 4, 2008